Exhibit 4.3

AMENDMENT NO. 2
TO
STOCKHOLDERS AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) TO STOCKHOLDERS AGREEMENT entered into as of September 20, 2000, as amended by Amendment No. 1 to Stockholders Agreement entered into as of November 27, 2001 (the “Stockholders Agreement”) is dated as of January 9, 2003, by and among VCA Antech, Inc, a Delaware corporation (the “Company”), Green Equity Investors III, L.P., a Delaware limited partnership (the “Purchaser”), California Public Employees’ Retirement System (“CALPERS”), Capital d’Amerique CDPQ Inc. (“Capital d’ Amerique”), Abu Dhabi Investment Authority (“ADIA”), PPM America Private Equity Fund, L.P. (“PPMAmerica”), Hamilton Lane Private Equity Fund IV, L.P. (“Hamilton Lane”) and David Dennis (“Dennis”and, together with CALPERS, Capital d’Amerique, ADIA, PPM America and Hamilton Lane, the “VCA Co-Investment Funds Successors”), GS Mezzanine Partners II, L.P., a Delaware limited partnership (“GS Mezzanine”), GS Mezzanine Partners II Offshore, L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“GS Mezzanine Offshore,” and, together with GS Mezzanine, the “GS Purchasers”), TCW Leveraged Income Trust, L.P., a Delaware limited partnership (“TCW I”), TCW Leveraged Income Trust II, L.P., a Delaware limited partnership (“TCW II”), TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership (“TCW III”), TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership (“TCW IV”), TCW/Crescent Mezzanine Trust II, a closed-end Delaware statutory business trust (“TCW V” and, together with TCW I, TCW II, TCW III and TCW IV, the “TCW Purchasers”), The Northwestern Mutual Life Insurance Company, a Wisconsin corporation (“Northwestern” and, together with the GS Purchasers and the TCW Purchasers, the “Mezzanine Purchasers”), and each of the management or employee stockholders named on the signature pages to the Stockholders Agreement (collectively, the “Management Stockholders” and, individually, a “Management Stockholder”). Each of the parties to the Stockholders Agreement, as amended by this Amendment (other than the Company) and any other Person who in accordance with the terms of the Stockholders Agreement shall become a party to, or agree to be bound by the terms of, the Stockholders Agreement, as amended by this Amendment, after the date hereof is sometimes hereinafter referred to, individually, as a “Stockholder” and, collectively, as “Stockholders.” The Purchaser and the VCA Co-Investment Funds Successors are sometimes herein referred to, individually, as an “Investor” and, collectively, as “Investors.” Capitalized terms used and not defined herein shall have those meanings ascribed to them in the Stockholders Agreement.

R E C I T A L S

WHEREAS, On September 20, 2000, the Company completed a recapitalization transaction pursuant to the terms and conditions of that certain Amended and Restated Agreement and Plan of Merger dated as of August 11, 2000 (the “Merger Agreement”);

WHEREAS, as a condition precedent to the closing under the Merger Agreement, the Company and the Stockholders executed and delivered the Stockholders Agreement;

WHEREAS, Article 4 of the Stockholders Agreement provides that the parties are entitled to certain registration rights pursuant to the terms and conditions set forth therein; and

WHEREAS, the Company and each of the Stockholders desire, for their mutual benefit and protection, to enter into this Amendment to modify the terms of those registration rights.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Section 4.1 of the Stockholders Agreement is hereby amended by adding thereto the following definition in proper alphabetical order:

“Secondary Public Offering” means the firm commitment underwritten secondary public offering of shares of Common Stock of the Company pursuant to that certain Registration Statement on Form S-3 (No. 333-102439) filed with the Commission on January 10, 2003, as amended.

2.    Section 4.3.1 is hereby amended and restated to read in its entirety as follows:

4.3.1    Right to Include Registrable Shares.

(a)    If the Company at any time proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account and whether or not on account of receipt by the Company of a Demand pursuant to Sections 4.2.1(a), 4.2.1(b) or 4.2.1(c), on a form and in a manner that would permit registration of Registrable Shares for a public offering under the Securities Act (other than on a registration statement (i) on Form S-4 or Form S-8 or any successor form thereto, (ii) filed in connection with a Public Offering Event or a Secondary Public Offering or (iii) filed in connection with an exchange offer), the Company shall give written notice of the proposed registration to each Holder of Registrable Shares at least fifteen (15) days prior to the filing thereof, and each Holder shall have the right to request that all or any part of such Holder’s Registrable Shares be included in such registration by giving written notice to the Company within fifteen (15) days after the giving of such notice by the Company. If the registration statement is to cover an underwritten public offering, such Registrable Shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold by the underwriters. Notwithstanding the foregoing, a Management Holder may not request the registration of his or her respective Registrable

Management Shares if such Registrable Management Shares may, at the time (or within thirty days thereafter), be distributed to the public pursuant to paragraph (k), as such paragraph may be amended from time to time, or any other similar provision hereafter adopted by the Commission, of Rule 144.

(b)    If the Company proposes to register any of its equity securities in a Secondary Public Offering, the Company shall give notice (which may be oral) of the proposed Secondary Public Offering to each Investor Holder, Mezzanine Holder and Antin, and each Investor Holder, Mezzanine Holder and Antin and the Management Holders designated by Antin shall have the right to request that all or any part of their Registrable Shares be included in such registration by giving notice (which may be oral) to the Company. Such Registrable Shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold by the underwriters.

3.    The first sentence of Section 4.3.2(a) is hereby amended and restated to read in its entirety as follows:

If the registration is an underwritten primary registration on behalf of the Company and not as the result of a Demand pursuant to Sections 4.2.1(a), 4.2.1(b) or 4.2.1(c), and the managing underwriter(s) of such offering determine in good faith that the aggregate number of (i) securities of the Company to be sold by the Company; (ii) Registrable Shares of the Selling Holders exercising their rights to participate in the registration on a “piggyback” basis pursuant to this Section 4.3 and (iii) securities of the Company to be sold by Other Holders, in each case proposed to be included in such registration statement, exceeds the maximum number of securities that can reasonably be expected to be sold in such offering without materially and adversely affecting the marketability of the offering or the selling price to be obtained, then the Company will include in such registration, first, the securities that the Company proposes to sell and, second, the securities to be offered for the account of the Selling Holders and any Other Holders pro rata among all such Selling Holders and Other Holders, taken together, on the basis of the number of securities of the Company that requested to be included by all Selling Holders and Other Holders who have requested that securities owned by them be so included it being agreed and understood, however, that such managing underwriter(s) shall have the right to eliminate entirely the participation in such registration of all Selling Holders and Other Holders); provided, however, that in the case of a Secondary Public Offering, inclusion of securities requested to be included by Selling Holders and Other Holders, to the extent otherwise includable pursuant to the terms of this Agreement, shall be in such proportion as shall be agreed, orally or in writing, among the Selling Holders and Other Holders.

4.    Except as amended by this Amendment, the Stockholders Agreement will continue unmodified and in full force and effect.

5.    This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.

VCA ANTECH, INC.

By:	/s/ ROBERT L. ANTIN
Name: Robert L. Antin Title: Chief Executive Officer

GREEN EQUITY INVESTORS III, L.P. By: GEI Capital III, LLC, its general partner

By:	/s/ JOHN DANHAKL
Name: John Danhakl Title: Manager

GS MEZZANINE PARTNERS II, L.P.
By:	GS MEZZANINE ADVISORS II, L.L.C., its general partner

By:	/s/ KB ENQUIST
Name: Katherine B. Enquist Title: Vice President

/s/ ROBERT L. ANTIN
Robert L. Antin

/s/ ARTHUR J. ANTIN
Arthur J. Antin

/s/ TOMAS W. FULLER
Tomas W. Fuller

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